As filed with the U.S. Securities and Exchange Commission on December 11, 2020.
Registration No. 333-251062

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEVEN OAKS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	85-3316188 (I.R.S. Employer Identification Number)
445 Park Avenue, 17th Floor
New York, NY 10022
(917) 214-6371
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary Matthews
Chief Executive Officer
Seven Oaks Acquisition Corp.
445 Park Avenue, 17th Floor
New York, NY 10022
(917) 214-6371
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David A. Sakowitz Dominick P. DeChiara Winston & Strawn LLP 200 Park Avenue New York, New York 10166 Tel: (212) 294-6700	Douglas S. Ellenoff Stuart Neuhauser Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 Tel: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant(2)	23,000,000 Units	$10.00	$230,000,000	$25,093.00
Shares of Class A common stock included as part of the units(3)	23,000,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	11,500,000 Warrants	—	—	—(4)
Total			$230,000,000	$25,093.00(5)

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 3,000,000 units, consisting of 3,000,000 shares of Class A common stock and 1,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)
No fee pursuant to Rule 457(g).

(5)
Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Seven Oaks Acquisition Corp. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-251062) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.   Exhibits and Financial Statement Schedules.
(a)   Exhibits.   The following exhibits are being filed herewith:
EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
1.2	Form of Business Combination Marketing Agreement between the Registrant and the underwriters.*
3.1	Certificate of Incorporation.*
3.2	Amended and Restated Certificate of Incorporation.*
3.3	Bylaws. *
4.1	Specimen Unit Certificate.*
4.2	Specimen Class A Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Winston & Strawn LLP.*
10.1	Form of Letter Agreement among the Registrant, Seven Oaks Sponsor LLC and each of the executive officers and directors of the Registrant.*
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.3	Form of Registration Rights Agreement among the Registrant, Seven Oaks Sponsor LLC and the Holders signatory thereto.*
10.4	Form of Private Placement Warrants Purchase Agreement between the Registrant and Seven Oaks Sponsor LLC.*
10.5	Form of Indemnity Agreement.*
10.6	Promissory Note issued to Seven Oaks Sponsor LLC.*
10.7	Securities Subscription Agreement between the Registrant and Seven Oaks Sponsor LLC.*
10.8	Securities Subscription Agreement between the Registrant and Jones & Associates, Inc.*
10.9	Form of Administrative Services Agreement between the Registrant and Tamarix Capital Management LLC.*
14	Form of Code of Ethics.*
23.1	Consent of Marcum LLP.**
23.2	Consent of Winston & Strawn LLP (included on Exhibit 5.1).*
24	Power of Attorney (included on signature page hereto).**
99.1	Form of Audit Committee Charter.*
99.2	Form of Compensation Committee Charter.*
99.3	Consent of Eileen Serra.*
99.4	Consent of Regynald Washington.*
99.5	Consent of [ ].***

*
Filed herewith.

**
Previously filed.

***
To be filed by amendment.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 11th day of December, 2020.
SEVEN OAKS ACQUISITION CORP.
By:
/s/ Gary S. Matthews

Gary S. Matthews
Chief Executive Officer, Chairman and Director
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Gary S. Matthews Gary S. Matthews	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	December 11, 2020
* Andrew Pearson	Chief Financial Officer (Principal Financial and Accounting Officer)	December 11, 2020
* Mark Hauser	Director	December 11, 2020
*By: Gary S. Matthews Name: Gary S. Matthews Title: Attorney-In-Fact

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